Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 29, 2006, by and between INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 28, 2001, as amended from time to time (“Credit Agreement”);

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    The definition of “Line of Credit Maturity Date” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“Line of Credit Maturity Date” means September 28, 2007, or such later date as may then be in effect pursuant to Section 2.1(d).

2.    Section 2.1(b) is hereby amended by deleting the reference therein to “ninety (90) days beyond Line of Credit Maturity Date” as the latest date on which a Letter of Credit may expire, and by substituting in its place “one hundred twenty (120) days beyond the Line of Credit Maturity Date.”

3.    Section 6.3 is hereby amended by deleting the reference therein to “0.45 to 1.00” and by substituting in its place “ 0.50 to 1.00”.

4.    Section 6.6 is hereby deleted in its entirety, without substitution therefor.

5.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

6.    The effectiveness of this Amendment shall be conditioned upon receipt by Bank of an original counterpart of this Amendment executed by Borrower, together with such other documents as Bank may reasonably require in connection with this Amendment and the transactions described herein.

7.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

INTERNATIONAL HOUSE		WELLS FARGO BANK,
OF PANCAKES, INC.		NATIONAL ASSOCIATION

By:	/s/ Julia A. Stewart	By:	/s/ John N. Cate
	Julia A. Stewart		John N. Cate
	President and CEO		Vice President